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                                                                   EXHIBIT 10.23

                                                         2/19/99

                                      LEASE

        This lease, dated for reference purposes only, as of the 4th day of January, 1999, is entered into by and between MURDOCK ATRIUM LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and NET2000 COMMUNICATIONS REAL ESTATE, INC., ("Tenant");

                                    PREAMBLE

        Landlord, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease, demise, and let unto Tenant and Tenant hereby leases and accepts from Landlord that certain space in the "Building," as defined below, shown and designated on the floor plan attached hereto as Exhibit "A" and incorporated herein by this reference (the "Premises") for the "Term," as defined below, unless sooner terminated as herein provided. The Premises are leased by Landlord to Tenant and are accepted and are to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements, and conditions.

     1. PRINCIPAL LEASE PROVISIONS.

        Each reference in this Lease to any of the terms described in this
Article I shall mean and refer to the following; however, the other Articles of this Lease contain numerous refinements and exceptions which qualify the provisions of this Article; all other terms are as defined in this Lease:

        1.1  Landlord's Address:          c/o Mega Management Company
                                          PO Box 68
                                          Kannapolis, NC 28082
                                          ATTN: Lynne Scott Safrit

             With copy to:                Murdock Management Company
                                          575 S. Charles Street, #406
                                          Baltimore, MD 21201

        1.2  Tenant's Address:            c/o Net2000 Communication, Inc.
                                          8180 Greensboro Drive
                                          McLean, Virginia 22102
                                          Attn: Legal Department

             With copy to:                Net2000 Communications, Inc.
                                          2195 Fox Mill Road
                                          Herndon, Virginia 20171
                                          Attn: Facilities Manager

        1.3  Building:                    One Market Center
                                          300 West Lexington Street
                                          Baltimore, Maryland 21201

        1.4  (a)      Rentable Square Footage of the Building:

                      203,616 square feet


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             (b)      Rentable Square Footage of Retail Space:

                      61,536 square feet

             (c)      Rentable Square Footage of Office Space:

                      142,080 square feet

        1.5 Area of Premises: 16,864 rentable square feet. Tenant shall have the right, at Tenant's expense, using an architect or other professional approved by Landlord, which approval shall not be unreasonably withheld or delayed, during the period after the substantial completion of the Landlord's Work and prior to the Commencement Date of the Lease Term to verify the accuracy of this figure using the method for measuring rentable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1980 (reaffirmed in
1989), except that the vertical chases, indicated on Exhibit "A", used in common with telecommunication Tenants of the Building shall be considered rentable square feet. In the event the rentable area of the Premises is greater or less than 16,864 square feet, the Tenant's Percentage and the Monthly Rental set forth below shall be appropriately adjusted.

        1.6 Floor Number:         Forth Floor

        1.7 Suite Number:         0401 A

        1.8 Lease Term:           10 years and 6 months plus two 5 year
                                  extension options

        1.9 Commencement Date of Lease Term. The Commencement Date of the Lease shall be the date that Landlord provides Tenant a fully executed Lease and shall be acknowledged by Landlord and Tenant with a side letter agreement.

        1.10 Termination Date of Initial Lease Term. The initial term of the Lease will terminate at 11:59 p.m. on the day immediately preceding 10 years and 6 months after the Commencement Date unless sooner terminated as provided in this Lease.

        1.11 Monthly Rental During First Lease Year: U.S. $16,161.33 (I.e., 1/12 of $11.50/sq. ft. per year)

        1.12 Tenant's Percentage

             (a)      8.28% of Building

             (b)      -0-% of Retail Space

             (c)      11.87% of Office Space

        1.13 Security Deposit:    None

        1.14 Brokers:             CB Richard Ellis, Inc. (James Grieves)
                                  Telecom Realty Group, Inc. (Howard B.
                                  Horowitz)

        1.15 State: Maryland


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        1.16 Use of Premises: General office use and switch facility as more particularly described in section 7.1.

     2. PREMISES.

        2.1 Premises: Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.

        2.2 Common Areas. Tenant shall have, as appurtenant to the Premises, the non-exclusive right, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord and of which Tenant is given notice, to the use of the following areas of the Building: common entrances, lobbies, corridors, elevators, ramps, drives, service ways, restrooms, and common walkways necessary to access to the Building (the "Common Area"). Tenant hereby agrees that Landlord shall have the right, for the purpose of accommodating the other tenants of the Building, to increase or decrease the configuration and dimensions or to otherwise alter the common corridors on any floor so long as Tenant's access to the Premises, restrooms, stairwells, and elevators is not materially interfered with thereby. Landlord reserves the right from time to time, provided such action does not materially interfere with Tenant's use of the Premises or its business operations, (a) to install, use, maintain, repair, replace, and relocate for service to the Premises and/or other parts of the building pipes, ducts, conduits, wires appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, and (b) to alter, close, or relocate Common Areas or any facility therein.

     3. CONSTRUCTION, TERM AND POSSESSION.

        3.1 Landlord's Work. Landlord shall proceed to do the work (the "Landlord's Work") that is described in Exhibit B, attached hereto and incorporated herein by reference. Except for the Landlord's Work, Tenant is accepting the Premises in its present "as is" condition. Landlord shall tender the Premises to Tenant upon the Commencement Date. Landlord shall substantially complete the Landlord's Work within thirty (30) days following the date of this Lease.

        3.2 Tenant's Work: Landlord's Contribution. Upon tender of possession of the Premises, Tenant agrees to proceed with due diligence to perform the work more particularly described on Exhibit C attached hereto and incorporated herein by reference (the "Tenant's Work"), all of such work to be performed at Tenant's expense in a good and workmanlike manner and in substantial compliance with Exhibit C. Landlord, at no cost to Tenant, will make available to Tenant at reasonable times Landlord's building engineer who will assist Tenant in reviewing documents and will provide information with respect to the Building insofar as the same is necessary for the prosecution of Tenant's Work. All Tenant's Work shall be performed in accordance with the Rules and Regulations for Design and Construction of Tenant Work attached hereto as Exhibit D. Landlord will give Tenant and Tenant's contractors access to the Premises prior to the completion of Landlord's Work in order that Tenant may commence Tenant's Work provided Tenant and Tenant's contractors work in harmony with those of Landlord and do not delay the completion of Landlord's Work. Tenant's entry for the purpose of performing Tenant's Work shall be subject to all of the terms, covenants and conditions of this Lease, including the covenant to maintain insurance, except for the covenant to pay Rent. Landlord will provide to Tenant during the period of the performance of Tenant's Work electricity, water and sewer at no charge to Tenant. During such period, Landlord will also provide, at no charge to Tenant, heating, ventilation and air conditioning ("HVAC") during normal business hours as long as it does not interfere with the supplying of HVAC to the other tenants of the Building. Landlord also agrees to reimburse Tenant for the cost of the Tenant's Work, such reimbursement not to exceed an amount equal to $5.00 multiplied by the rentable square footage of the Premises. As used herein, the term "cost of the Tenant's Work" means the actual, bona fide, direct out-of-pocket costs paid by Tenant to governmental agencies for building and


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similar permits, to its architect, to its contractors, sub-contractors, and to its suppliers, in connection with the performance of the Tenant's Work. In order to receive payment, Tenant shall submit to Landlord an invoice(s), approved for payment by Tenant, generated by the general contractor, sub-contractor(s), vendor(s), or suppliers) evidencing all charges incurred to date. Landlord shall remit payment directly to the general contractor, sub-contractor, or vendor, for the amount of each invoice presented within 20 days of receipt of the invoice. Landlord shall only be obligated to disburse amounts up to the total amount of the Tenant Improvement Allowance. Once such threshold has been reached, Landlord shall so notify the Tenant, and Tenant shall assume responsibility for all remaining payments in connection with Tenant's construction. Prior to commencement of Tenant's Work to the Premises and the Building, Tenant shall deliver the plans and specifications therefor to Landlord for its written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant's final plans and specifications shall replace Exhibit "C" to the Lease. Landlord shall respond to Tenant's request for approval of Tenant's plans and specifications within seven (7) days after receipt thereof; the failure of Landlord to respond within such period shall constitute approval of such plans and specifications. In the event Landlord shall not approve the plans and specifications, Landlord shall notify Tenant of its objections thereto. Landlord and Tenant shall thereafter work cooperatively and in good faith to reach agreement upon mutually acceptable plans and specifications. Tenant shall engage its own contractor and/or construction manager subject to Landlord's approval (which approval shall not be unreasonably withheld, conditioned or delayed) to construct the Tenant's Work. Tenant shall not be responsible for Landlord's own costs related to review, construction management or supervision fees, cost or expenses related to the Initial Alterations. Landlord agrees to reasonably assist Tenant in obtaining all necessary permits for the Tenants Work from appropriate governmental authorities. Tenant shall be granted access to the Premises during the construction of Tenant's Work 24 hours a day, 7 days a week for as long as such access and construction does not materially interfere with the business of existing tenants of the Building.

        3.3 Term. The term of this Lease shall be for an initial term commencing on the Lease Commencement Date (the "Commencement Date"). The initial term shall end as defined in Section 1.10 herein.

        3.4 Tenant's Extension Options.

        3.4.1 Tenant shall have two (2) five-year options to extend the term of this Lease for five (5) years each (the "Extension Options"). In the event Tenant desires to exercise an Extension Option, Tenant shall be required to give Landlord written notice of its opinion of the Monthly Rent that should be payable during the term of the particular Extension Option (the "New Monthly Rental"), at least six (6) months (but not earlier than nine (9) months) prior to the commencement date of the applicable extension term. Within thirty (30) days thereafter, Landlord shall provide to Tenant written notice of whether Landlord agrees with Tenant's opinion of what the New Monthly Rental should be or, if not, Landlord's opinion of what the New Monthly Rental should be. If Tenant does not accept Landlord's determination of what the New Monthly Rental should be, Tenant shall give Landlord written notice of either (i) Tenant's then opinion of what the New Monthly Rental should be, (ii) that Tenant does not wish to exercise the Extension Option, or (iii) that the New Monthly Rental shall be determined by the arbitration procedure provided below. There shall be no limit on the number of written notices either Tenant or Landlord may deliver to the other in their efforts to come to an agreement upon the New Monthly Rental that should apply to the applicable Extension Term, except that Tenant must inform Landlord, by written notice received by Landlord at least three (3) months prior to the commencement of the term of the Extension Option in question, whether Tenant elects to (a) accept Landlord's last determination of New Monthly Rent of the Lease, (b) not exercise the applicable Extension Option, or (c) exercise the Extension Option at the New Monthly Rental as determined by the arbitration procedure provided below. Absent such timely written notification, Tenant shall be deemed to have elected not to exercise the Extension Option. Time is of the essence.


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        3.4.2 The New Monthly Rental shall be ninety-five percent (95%) of the fair market monthly rent for the Premises, the determination of New Monthly Rental shall take into account the then fair market monthly rent for comparable vacant space in similar buildings within the downtown Baltimore area taking into account economic terms such as periodic increases in rent during the term and "pass throughs" of operating expenses and taxes, if any, for space which would be paid by a willing Tenant to a willing Landlord, neither of whom is compelled to rent, for a term of five (5) years, including "tenant concessions," if any, then being offered on comparable vacant space to prospective new tenants. The term "tenant concessions" includes, without limitation, such inducements as free rent, free parking, tenant improvement and other cash allowances and over-standard tenant improvements. The New Monthly Rental shall not reflect the value of any improvements to the Premises made by Tenant.

        3.4.3 If Landlord and Tenant cannot agree on the New Monthly Rental, and Tenant has provided timely written notice to Landlord of Tenant's desire to have the issue determined through arbitration, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant shall each appoint one arbitrator who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser, and who shall be familiar with the Building and have been active (over the ten (10) year period ending on the date of such appointment) in the brokering or appraisal of properties in the downtown Baltimore area. Each such arbitrator shall be appointed within fifteen
(15) days after Tenant's notice to Landlord of its election to have New Monthly Rental determined by this arbitration procedure. The two (2) arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the then Senior Judge of the Circuit Court for Baltimore City. The three arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, endeavor to determine the New Monthly Rental. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. Landlord shall pay Landlord's cost of Landlord's arbitrator, Tenant shall pay Tenant's cost of Tenant's arbitrator and Landlord and Tenant shall equally pay for the cost of the third arbitrator.

        3.4.4 If the arbitrators have not determined New Monthly Rental prior to the beginning of the term of the Extension Option in question, Tenant shall pay the Monthly Rental rate previously in effect under the Lease, until such time as the arbitrators determine the New Monthly Rental. If the arbitration procedure results in a higher Monthly Rental, Tenant will make up the difference with the next Monthly Rental payment due. If the arbitration procedure results in a lower Monthly Rental, Tenant shall receive a credit against its next Monthly Rental, and any succeeding Monthly Rental payments, if necessary, in an amount equal to the overpayment.

        3.4.5 The Extension Option shall be personal to Tenant or Tenant's assignee or sublessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or Tenant's assignee or sublessee, nor shall the Extension Option be assignable separate and apart from this Lease.

        3.4.6 Tenant shall not have the right to exercise an Extension Option during the continuance of any Event of Default. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such Extension Option prior to the cure of the Event of Default. All rights of Tenant to any Extension Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the term of the Extension Option in question, an Event of Default shall occur. Landlord's waiver of its right to terminate this Lease due to Tenant's default in any instance shall not be deemed a waiver of the foregoing conditions precedent and conditions subsequent to the exercise of any Extension Option.


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        3.4.8 All provisions of this Lease shall apply to each extension term except for the Monthly Rent which shall be determined in accordance with the above procedures.

        3.5 Right of First Refusal.

        (a) After the 12th month of this Lease and provided no Event of Default exists under this Lease on the date such right is exercised or on the date Tenant has the right to enter into occupancy of space located on the fifth floor of the Building (the "Contiguous Space"), indicated on the attached Exhibit "H". Tenant shall have a right of first refusal exercisable during the term of this Lease, to lease all or part of the Contiguous Space.

        (b) Upon the receipt of Landlord from a third party of a bona fide letter of intent to lease all or part of the Contiguous Space, Landlord shall notify Tenant in writing (the "Third Party Notice") of the lease terms therein contained. Tenant shall respond to the Landlord in writing within seven (7) business days of the receipt of the Third Party Notice indicating its intent or lack of intent to exercise the rights under this paragraph. Tenant's failure to notify Landlord within the 7-day period set forth above will entitle Landlord to thereafter lease the Contiguous Space to such third party upon the terms and conditions identified in the Third Party Notice.

        (c) If Tenant exercises its right of first refusal pursuant to this paragraph, Tenant shall lease the Contiguous Space pursuant to the terms of the Third Party Notice including the rentable square feet indicated within the Third Party Notice.

        (d) The amendment to this Lease providing for the lease of the Contiguous Space shall be executed by Landlord and Tenant within ten (10) business days of the receipt by Landlord from Tenant of Tenant's notice of Tenant's intent to lease the Contiguous Space.

     4  RENT

        4.1 Payment of Rent. From and after the 180th day after the Commencement Date, Tenant shall pay the Monthly Rental, without any prior demand therefor and without any deduction or offset whatsoever, in lawful money of the United States of America, to Landlord on the first day of each calendar month during the term of this Lease as rent for the Premises for such month. Tenant shall make payments of rent and other expenses to Landlord at the Building Manager's office at the Building or at other such address as Landlord may from time to time request in writing. If the term of this Lease commences other than on the first day of a month or ends other than on the last day of a month, the rent for a partial month shall be prorated on a thirty (30) day month, based on the number of days in such month that this Lease is in effect.

        4.2 Monthly Rental. The monthly rental payable during the initial Term of this Lease shall be as follows ("lease year" shall be defined as each twelve
(12) month period commencing 180 days after the Commencement Date):

        1st lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $11.50

        2nd lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $11.85

        3rd lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $12.20


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        4th lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $12.57

        5th lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $12.94

        6th lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $13.33

        7th lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $13.73

        8th lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $14.14

        9th lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $14.57

        10th lease year: 1/12 of the product obtained by multiplying the rentable area of the Premises by $15.00

     The monthly rental payable during each extension Term shall be determined as provided in Section 3.4 above.

     5. OPERATING EXPENSES.

        5.1 Payment of Operating Expenses. As used in this Lease, "Base Year Operating Expenses" shall mean the Operating Expenses for the Building for the Calendar Year 1999. Beginning on January 1, 2000 and continuing throughout the remaining term of this Lease, Tenant shall pay to Landlord Tenant's Percentage of any increase in the Operating Expenses for the Building over Base Year Operating Expenses as provided in this Section 5.1. Prior to January 1, 2000, Landlord shall deliver to Tenant an estimate of the amount by which Operating Expenses for the calendar year 2000 will exceed Base Year Operating Expenses. By the end of each calendar year thereafter during the term of this Lease, Landlord shall deliver to Tenant an estimate of the excess of Operating Expenses for the following calendar year over the Base Year Operating Expenses. Tenant shall pay to Landlord on January 1, 2000 and on the first day of each month thereafter during the term of this Lease an amount equal to Tenant's Percentage as set forth in Section 1.12 times the average monthly Operating Expense for such year that are in excess of Base Year Operating Expenses as estimated by Landlord. Within one hundred twenty (120) days following the end of 1999 and of each calendar year thereafter during the term of this Lease, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for such calendar year. If the amount of Tenant's Percentage times the excess of the actual Operating Expenses for such year over Base Year Operating Expenses exceeds the amount paid by Tenant to Landlord with respect to Operating Expenses for such year, Tenant shall pay such excess to Landlord within thirty (30) days of delivery to Tenant of the statement of the Operating Expenses for such year. If the amounts paid by Tenant to Landlord with respect to Operating Expenses for such year exceed the amount of Tenant's Percentage times the excess of the actual Operating Expenses for such year over Base Year Operating Expenses, such excess shall be credited against the amounts due from Tenant thereafter pursuant to this Section 5.1, or, if this Lease has terminated, Landlord shall promptly pay such excess to Tenant, but in no event later than thirty (30) days. If the term of this Lease ends other than on the last day of a calendar year, the amount of the excess of Operating Expenses for such year over Base Year Operating Expenses shall be prorated based on the actual number of days in such year that this Lease was in effect, using a 360-day year, and Tenant shall be obligated to pay to Landlord only the amount of the Tenant's Percentage times that portion of the excess


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for such year that this Lease was in effect. Any delay by Landlord in delivering any estimate or statement pursuant to this Section shall not relieve Tenant of its obligations pursuant to this Section except that Tenant shall not be obligated to make any payments based on such estimate or statement until thirty
(30) days after receipt of such estimate or statement.

        Tenant, and its agents, and employees shall have two hundred seventy
(270) days after receiving the statement of actual Operating Expenses to object to such statement, although this period does not relieve Tenant's obligation to pay on a timely basis. The books and records shall be kept in accord with generally accepted accounting principles consistently applied. If Tenant disputes the accuracy of Landlord's statement, Tenant shall still pay the amount shown owing, pending resolution of the matter by agreement of the parties or, in the absence of agreement, by a court of law. Tenant may recover any overpayment of Operating Expenses (plus interest at 8% per year or the maximum then allowed by applicable law, whichever is less), because of errors in the statement, books, or records of Landlord. If Tenant does not give Landlord notice that Tenant disputes Landlord's calculation of Operating Expenses within the 270-day period, then Tenant shall be deemed to have accepted as final the amount shown owing on the statement.

        If Landlord and Tenant are unable to agree as to any disputed item, Tenant may, at its sole cost and expense, audit on its own (engage an independent certified public accounting firm to audit) Landlord's records relating to the disputed items, which audit shall be scheduled promptly at the reasonable convenience of both Landlord and Tenant. Such audit shall take place in Landlord's offices. If the results of such audit indicate that the aggregate amount of the disputed items is incorrect, then Landlord shall refund the discrepancy, and if the amount of the discrepancy is more than five percent (5%) and at least $1,000, then Landlord shall pay for the reasonable costs of such audit but in no event shall Landlord be obligated to pay more than $2,500 for such audit.

     5.2 Definition of Operating Expenses.

     (a) "Operating Expenses" shall be determined on an accrual basis for each calendar year by taking into account on a consistent basis all costs of operation, management, maintenance and repairs of the Building, whether undertaken by Landlord pursuant to the specific provisions of this Lease or undertaken by Landlord in the exercise of its reasonable discretion, including, but not limited to, the costs of cleaning, utilities, air conditioning, plumbing to the common areas, casualty and liability insurance, Property Taxes and Assessments, accounting and a market management fee. Operating Expenses shall also include an amount necessary to amortize the cost of capital improvements installed to reduce Operating Expenses the cost of replacement of carpeting, draperies and wall coverings for the common areas of the Building and the cost of improvements required by governmental agencies, all amortized over the useful life of such items, in accordance with generally accepted accounting principles, together with interest at the rate of ten percent (10%) per annum on the unamortized balance of such costs; provided, however, that in no event shall such interest rate exceed the maximum rate permitted by law if such amortization of such costs or expenses is deemed a loan. Operating Expenses shall not include the costs of tenant improvements, leasing commissions, depreciation, interest, ground rent and administrative costs not specifically incurred in the operation, management, maintenance and repair of the Building. Landlord shall fairly allocate to other tenants of the Building expenses of a type described in Sections 5.4 and 5.5 and Operating Expenses shall not include any such expenses which are charged separately to tenants of the Building or others. Operating Expenses shall not include any expense to the extent paid or reimbursed from insurance proceeds but Operating Expenses shall include any deductible amount excluded from insurance coverage. Operating Expenses shall not include costs for providing services to any area of the roof, Common Area or storage areas of the Building which may be occupied by any tenant for office or other purposes to the extent such costs would not have been incurred if such area were used as unserviced storage or building service area; however, if the cost of providing any extra service to such area cannot be easily determined, then the cost of such service shall be determined by


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allocating the costs of such service for the entire Building in the proportion that the rentable area of such area bears to the rentable area of the Building including such area. If for any period the Building is not fully occupied, including the Base Year, if any occupant of the Building is provided with services or utilities more or less than the service or utilities customarily provided for tenants of general office space in the Building, or if any services or utilities are separately charged to tenants of the Building or others, Operating Expenses shall be adjusted by Landlord so that Tenant's Percentage of the Operating Expenses is the amount which it would have been if the Building were 100% occupied by tenants using services and utilities customarily provided for general office use.

     (b) Operating Expenses for the Building shall not include costs of providing services (such as but not limited to janitorial service) to the Office Space portion of the Building which are not generally provided to the Retail Space portion of the Building, but shall include the costs of such services provided to Common Areas of the Building. Operating Expenses for the Building shall not include costs of providing services, if any, to the Retail Space portion of the Building which are not generally provided to the Office Space portion of the Building. For so long as elevators serve only the Office Space portion of the Building, Operating Expenses for the Building shall not include the costs of maintenance and repair or elevators nor for maintenance and repair of any elevators or escalators for the exclusive use of any one tenant. Operating Expenses for the Building shall not include the costs of providing electricity to any tenant's premises within the Building (which such electricity shall be separately metered or submetered), but shall include costs of providing electricity to operate all mechanical systems of the Building including systems which serve any tenant's premises within the Building. Operating Expenses shall not include: (i) capital expenditures or costs of capital improvements except those which are made for the purpose of reducing Operating Expenses, or made to comply with any governmental laws, rules or regulations hereafter enacted, in either event depreciated over the longest useful life; (ii) costs incurred in connection with the original construction of the Building or Premises and accompanying site improvements or in connection with any major change in the Building or Premises; (iii) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt: (iv) costs of correcting defects in or inadequacy of the initial design or construction of the Building or Premises; (v) expenses resulting from the negligence of Landlord, its agents, servants or employees, or another tenant; (vi) legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the development or leasing of the Building or Premises; (vii) costs for which Landlord is reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else; (viii) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (ix) expenses of services provided other tenants in the Building which are not provided to Tenant or for which Tenant separately pays or is separately charged, including HVAC and electrical service; (x) costs associated with the operation of the business of the Landlord, as the same are distinguished from the costs of operation of the Premises or Building, including company accounting and legal matters, costs of defending any lawsuits wit any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Premises or Building, costs (including attorney fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration respecting Landlord and/or the Building; (xi) the wages and benefits of any on-site employees above the level of Building manager; (xii) the wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are allocated based on a prorated share of the management company's portfolio which fairly reflects the actual time spent operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; (xiii) amounts paid as ground rental by Landlord; (xiv) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (xv) costs paid to Landlord or to affiliates of Landlord for services in the Building, including management fees, to the extent the same exceed or would exceed the costs for such services if rendered by unaffiliated third parties on a competitive basis; (xvi)


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

costs for which Landlord has been compensated by a management fee; (xvii) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building; (xviii) costs not billed to Tenant within twenty-four (24) months of when incurred, and (xix) costs for sculpture, painting, or other objects of art.

     (c) For each calendar year, Operating Expenses shall be determined for services provided to the Office Space portion of the Building and not generally provided to the Retail Space portion of the Building including, but not limited to, janitorial services and maintenance and repair of elevators serving only the Office Space portion of the Building.

     (d) For each calendar year, Operating Expenses shall be determined for services, if any, provided to the Retail Space portion of the Building and not generally provided to the Office Space portion of the Building.

     5.3 Definition of Property Taxes. The term "Property Taxes and Assessments" as used in Section 5.2 shall mean all real and personal property taxes and assessments, metropolitan charges, sewer rents, ad valorem charges, water rates, rents and charges, front foot benefit charges, license tax, rental tax, improvement bonds and other governmental levies imposed on or with respect to the Building and any property of Landlord or Landlord's agents used principally in the operation, management, maintenance or repair of the Building, together with any taxes or assessments imposed in substitution of or as a supplement to any taxes or assessments previously included within the definition of property taxes and assessments but excluding any federal, state or local income, franchise, estate or inheritance tax, and excluding any tax of a type allocated to Tenant pursuant to Section 5.4.

     5.4 Taxes Charged to Tenant. To the extent that an allocation of such taxes allocable to such excess can be fairly made, Tenant shall pay to Landlord the amount of any taxes and assessments which accrue during the term of this Lease, based upon the value of tenant improvements in the Premises in excess of the value of tenant improvements conforming to Landlord's "Building Standard" improvements. Pursuant to Section 5.2 et seq. Tenant shall also pay to Landlord, concurrently with the rent and other payments, the amount of any taxes and assessments which accrue during the term of this Lease and which are based upon the rent or other payments by Tenant relating to the Premises or upon the area or use of the Premises including any gross income tax or excise tax but in each case excluding federal, state or local income tax or franchise tax. At Landlord's election, Tenant shall pay such taxes and assessments ten (10) days prior to the date such taxes and assessments are due or shall pay a monthly impound in an amount sufficient to accumulate sufficient funds to pay such taxes and assessments when due. Landlord shall apply all amounts received from Tenant pursuant to this Section in payment of the taxes and assessments described in this Section. The amounts by which any refunds relating to such taxes and assessments payable by Tenant and any payment by Tenant to Landlord pursuant to this Section exceed the amounts actually paid by Landlord shall be refunded promptly, not to exceed thirty (30) days, to Tenant if Tenant is otherwise in compliance with its obligations pursuant to this Lease.

     5.5 Additional Expenses Payable by Tenant.

     (a) Tenant shall pay the cost of all electricity used in the Premises as measured by separate meters or submeters for the Premises. Tenant shall pay a reasonable charge determined by Landlord for any utilities or services required to be provided by Landlord by reason of any use by Tenant of any utilities or services in excess of utilities or services customarily provided for general office use in the Building or by reason of any recurrent use of the Premises at any time other than the normal business hours of generally recognized business days and shall also pay any costs reasonably incurred by Landlord to meter or otherwise measure the amount of such utilities or services used by Tenant. If the replacement cost of improvements in the Premises in excess of such replacement cost if only Landlord's "Building Standard" improvements were installed in the Premises or Tenant's use or the conduct of business on the


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

Premises or in the Building, whether or not with Landlord's consent and whether or not otherwise permitted by this Lease, results in any increase in premiums for the insurance carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums within thirty (30) days after being billed by Landlord.

        (b) For purposes of this Lease the normal business hours of generally recognized business days are as set forth in Paragraph 3 of the Rules and Regulations attached as Exhibit "E" of this Lease.

        5.6 Tenant's Percentage.

        (a) Tenant's Percentage, as set forth in Section 1.12(a) above, is based on the Area of Premises, as set forth in Section 1.5 above, and the Rentable Square Footage of the Building, as set forth in Section 1.4(a) above. Tenant's Percentage, as set forth in Section 1.12(b) if the Premises is located within the Retail Space portion of the Building or as set forth in Section 1.12(c) if the Premises is located within the Office Space portion of the Building, is based on the Area of the Premises and the Rentable Square Footage of the Retail Space portion of the Building, as set forth in Section 1.4(b) above, or the Rentable Square Footage of the Office Space portion of the Building, as set forth in Section 1.4(c) above, as applicable. If the Area of the Premises or the Rentable Square Footage of the Building or the Rentable Square Footage of the Retail Space or Office Space (as applicable) change significantly, Tenant's Percentage(s) shall be adjusted accordingly.

        (b) The amount payable by Tenant pursuant to Section 5.1 above determined pursuant to Section 5.2 above shall be Tenant's Percentage of the Building as to Operating Expenses of the Building plus Tenant's Percentage of the Retail Space or Office Space (as applicable) as to Operating Expenses for services provided to the Office Space or Retail Space portions of the Building (as applicable).

        5.7 Janitorial Service, Electric Service and HVAC. Tenant shall be responsible for providing, at Tenant's expense, its own janitorial service, janitorial supplies, restroom supplies, its own electrical service for lighting, office machines, switchgear and equipment located in the Premises, light fixture tube and ballast replacement, and all heating, ventilation and air conditioning ("HVAC") services, all of which shall be paid for by Tenant. Accordingly, Operating Expenses shall not include these services for the Premises but, shall include the expense of providing janitorial service, electric service and HVAC services to the Common Areas of the Building.

        5.8 Cap on Operating Expense Pass Through. To the extent that the aggregate amount of the Operating Expenses for any calendar year subsequent to the calendar year 1999 (other than expenses incurred for the payment of property taxes, insurance and utilities) exceed one hundred five percent (105%) of the Operating Expenses (other than expenses incurred for the payment of property taxes, insurance and utilities) during the prior calendar year (the "Cap") than Tenant's share of the amount of the excess over the Cap applicable to such year shall not be passed through to the Tenant.

     6. SERVICES AND UTILITIES.

        6.1 Services to be Provided by Landlord and Services to be Provided by Tenant.

        (a) Landlord shall, at all times, furnish the Premises with elevator service and shall furnish water for lavatory and drinking purposes. Landlord shall not be required to furnish air conditioning, heating, and ventilation to the Premises, but shall be required to provide such to the Common Areas of the Building comparable to that of a first-class office building.

        (b) Tenant shall be responsible for providing, at Tenant's expense, its own janitorial service, restroom supplies, janitorial supplies, electricity for the lighting, office equipment and other equipment and machinery located within the Premises. The location for the switchgear for Tenant's direct service is shown on Exhibit C (Description of Tenant's Work). If direct metering is not possible electricity will be submetered to the Premises with a direct pass through of the cost of the electricity without additional fee or mark up by Landlord. Tenant shall pay for replacement of all lighting tubes, ballasts, and bulbs as required. Tenant shall be responsible for providing, at Tenant's expense, its own HVAC system to provide air conditioning, heating and ventilation to the Premises and shall maintain temperatures within the Premises sufficient to prevent freezing or damage to the Premises or the Building systems.

        6.2 Maintenance and Repair by Landlord. Landlord shall maintain the Common Areas of the Building in a first-class condition, shall maintain the plumbing, heating, ventilation, air conditioning, elevator, electrical, and other mechanical systems of the Building in good working order, shall make necessary repairs and replacements to the roof and the shell and structural components of the Building, and shall repair promptly any damage to the Premises and the Building as provided in Article 10.

        6.3 Interruption of Service. Except if arising out of the negligent act or omission of Landlord, its employees and agents, Landlord shall not be liable and the Monthly Rental and other payment to Landlord shall not abate for interruptions to the telephone, plumbing, heating, ventilation, air conditioning, elevator, electrical, or other mechanical systems or cleaning services, by reason of accident, emergency, repairs, alterations, improvements, or shortages or lack of availability of materials or services. At any time during the term of this Lease, Landlord may conserve any utilities or services without abatement of rent or other expenses if undertaken by Landlord as required by any governmental agency. Notwithstanding the foregoing, Tenant shall receive full reimbursement for rent paid for each day beyond the initial seventy-two (72) hour period that there occurs an interruption of service that materially adversely impacts Tenant's operations.

        6.4 Tenant Access and Security. Tenant shall, subject to compliance with Landlord's rules and regulations relating thereto, attached as Exhibit "E", have access to the Premises, to the loading dock, to the roof to the mechanical and electrical rooms of the Building and to the Tenant's related equipment within the Building twenty-four (24) hours per day, seven (7) days per week. Landlord will provide "on-site" security for the Building twenty-four (24) hours per day, seven (7) days per week. Tenant shall have the right to install its own security system within the Premises provided it gives a key, or code, (as appropriate) to Landlord for access in case of an emergency.

     7. USE AND OCCUPANCY BY TENANT.

        7.1 Use by Tenant. Tenant shall have the right to occupy and use the Premises for office and communications purposes including the installation, operation and maintenance of communication, electronic and optronic equipment and facilities relating to the transmission of voice, video, data and other communication signals, a switch facility and customer collocation provisioning equipment, its specialty equipment identified in Sections 15.19.2 through
15.19.8 and other uses normally related thereto that Landlord approves. Without limiting the foregoing, but subject to availability, Tenant shall have the right, at no additional charge or rent by Landlord, to install, operate, repair, maintain and replace its fiber optic cable and related equipment in horizontal and vertical shafts, risers and pathways within the Building for the purpose of providing communication services to other occupants of the Building upon Landlord's approval of plans and specifications for such work, such approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not permit anything to be done in or about the Premises that would violate any applicable law or regulation or that would constitute a nuisance to the

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

other tenants or occupants of the Building or that would significantly interfere with the use of any area of the Building other than the Premises.

        7.2 Rules and Regulations. Provided the same do no conflict with the provisions of this Lease, Tenant and its employees, agents, and visitors shall observe faithfully the Rules and Regulations attached hereto as Exhibit "E" and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord may from time to time adopt. Landlord shall not be liable to Tenant for violation of any Rules and Regulations or the breach of any provision in any lease by any other tenant or other party in the Building.

     8. MAINTENANCE, REPAIRS, AND ALTERATIONS.

        8.1 Maintenance and Repair. During the term of this Lease, Tenant shall take good care of the Premises, the fixtures and building systems therein and all systems, wherever located, that are installed by Tenant and are in addition to, or in lieu of, the base building systems. Tenant shall maintain them in good order, condition, and repair in a quality and class equal to the original work, ordinary and reasonable wear excepted. During the term of this Lease, Tenant shall maintain at its own expense all plumbing facilities and the area in which such plumbing facilities are located within the Premises, except the restrooms located in the core of the Building, in good order, condition and repair as they are on the commencement of the term of this Lease, ordinary and reasonable wear excepted. To the extent that the installation described in Tenant's Work or any alterations or other installations made by Tenant increase the Landlord's cost of maintaining and repairing the base building (including the base building systems) the excess cost, as reasonably determined by Landlord shall be paid by Tenant to Landlord promptly upon demand therefore.

        8.2 Alterations. Tenant shall have the right, at Tenant's expense, to make nonstructural and structural alterations to the Premises and its facilities and equipment outside the Premises provided they do not adversely affect the Building's mechanical or electrical systems or the operation of the Building, except as otherwise provided under this Lease. In addition, Tenant shall have the right to make structural alterations should such be necessary so that the floor area within the Premises can support the following loads: Equipment-150 lbs./sq. ft., Storage Batteries-200 lbs./sq. ft., and Office Use-60 lbs./sq. ft. Tenant shall also have the right to block the interior of the exterior windows of the Premises. Design plans for any alteration shall be prepared by an architect reasonably approved by Landlord, and shall be subject to the review and approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant of its approval or disapproval within seven (7) business days after receipt of the plans for the proposed alteration and the failure to do so within the 7day period shall be deemed to be an approval. All design and installations shall be in accordance with the Rules and Regulations for Design and Construction of Tenant Work attached to this Lease as Exhibit D. Tenant shall have the right to solicit competitive bids for Tenant's alteration work by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to perform alteration work twenty-four (24) hours per day, seven (7) days per week and shall have access to other common areas as long as Tenant's construction does not adversely affect the business of other tenants of the Building or their use and enjoyment thereof. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all applicable laws, statutes, rules, orders, ordinances, regulations, and requirements of the federal, state, and local governments, and all their departments and bureaus, as well as the requirements of the Association of Fire Underwriters, or similar governing insurance body. Tenant shall pay all costs for such additions, alterations, and improvements including any additions, alterations, and improvements to the Premises required by any governmental agency during the term of this Lease. Except as otherwise provided in this Lease, all alterations, additions, and improvements to the Premises shall become part of the realty and belong to Landlord and, at the end of the term hereof, all alterations, additions and improvements to the Premises or elsewhere made by Tenant shall, at Landlord's election, in writing at the time of approval of the same, either be removed and the Premises repaired to the extent any damage was caused by removal or remain on the Premises without compensation of any kind to Tenant, except that any Trade Fixtures which are installed and paid for by Tenant shall remain the property of Tenant and may be removed by Tenant during the term of this Lease provided Tenant repairs any damage to the remaining improvements of the Premises caused by the removal of such fixtures. Tenant's Trade Fixtures shall mean Tenant's machinery, HVAC system, telecommunications equipment, specialized equipment, furniture, antennas, fuel tank, generator, batteries and other fixtures and equipment of Tenant used in connection with its telecommunications business. At no time will Tenant's Trade Fixtures be deemed fixtures or appurtenant to the Building. If so requested by Tenant at the time approval for an alteration is requested, Landlord will specify in writing which of the fixtures and equipment will be required to be removed by Tenant upon the expiration or sooner termination of the term of this Lease; however, Tenant shall not be required to remove conduits or building standard partitioning. Tenant shall have the right to remove at any time, and shall, unless Landlord otherwise agrees, be required to remove at the expiration or sooner termination of the term of this Lease Tenant's Trade Fixtures.

     9. INSURANCE AND INDEMNIFICATION.

        9.1 Landlord's Insurance and Waiver. During the term of this Lease, Landlord shall obtain and keep in full force and effect fire and extended coverage insurance for the Building and public liability insurance in such reasonable amounts with such reasonable deductions as would be carried by a prudent owner of a similar building in the area, or which the first mortgagee of the Building reasonably deems necessary in connection with the operation of the Building. Landlord may obtain insurance for the Building and the rents from the Building against such other perils as Landlord reasonably considers appropriate. Tenant acknowledges that it will not be a named insured in such policy and that it has no right to receive any proceeds from any such insurance policies carried by Landlord.

        9.2 Tenant's Insurance. During the entire term of the Lease, Tenant shall obtain and keep in full force and effect, at its sole cost and expense, the following insurance: (i) fire and extended coverage insurance, (ii) comprehensive general liability insurance, including personal injury and property damage insuring against all claims and liability arising out of the use or occupancy of the Premises with limits as appropriate to Tenant's use of the Premises but not less than $2,000,000, (iii) insurance against loss or damage arising from pollution by oil or other hazardous materials, including clean up costs. All insurance policies shall provide that Landlord be name as an additionally insured and they cannot be canceled without twenty (20) days prior written notice to Landlord and any other person holding an interest in the Building designated by Landlord in writing to Tenant. Tenant shall deliver certificates of insurance evidencing such policies to Landlord on request, but not more than once in any twelve-(12) month period. Tenant may, by written notice of such election to Landlord, elect to be a self-insurer of its property such as office furniture, furnishings, equipment, files and supplies, cash, securities, antiques, art objects, and jewelry. As an alternate to copies of Tenant's insurance policies, Landlord agrees to accept certificates of such insurance which are in a form reasonably satisfactory to Landlord.

        9.3.1 Indemnification. Tenant hereby waives all claims against Landlord, its agents and employees for loss, theft, or damage to equipment, furniture, records, and other property on or about the Premises, for loss or damage to Tenant's business or death or injury to persons on or about the Premises or the Building, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees. Tenant shall indemnify and hold harmless Landlord, its agents and employees from and against any and all claims and liability for the loss, theft, or damage to property on or about the Premises except Tenant's indemnification shall not include an indemnification for liability for the negligence or willful misconduct of Landlord, its agents or employees. Tenant shall indemnity and hold Landlord, its agents and employees harmless from and against any and all claims and liability arising from any breach or default by Tenant in the performance of any obligation of Tenant under this Lease or arising from the negligence or willful misconduct of Tenant, its agents, employees, or visitors.

Landlord shall not be liable to Tenant for any negligence or act of any occupant or invitee of any owner or occupant or invitee of any owner or occupant of any property adjoining the Building other than Landlord, its agents and employees. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord's request, will at Tenant's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by the insurer whose policy covers the occurrence or by counsel designated by Tenant and approved by Landlord, which approval shall not be unreasonably or arbitrarily withheld, conditioned or delayed. The obligations of the Tenant shall survive any termination of the Lease.

        9.3.2 Indemnification of Tenant. Landlord hereby waives all claims against Tenant, its agents and employees for loss, theft, or damage to equipment, furniture, records, and other property on or about the Building, for loss or damage to Landlord's business or death or injury to persons on or about the premises or the Building, except tot he extent caused by the negligence or willful misconduct of Tenant, its agents or employees. Landlord agrees to indemnify Tenant and hold Tenant harmless from any and all liability, loss, cost (including reasonably attorneys' fees) or obligation on account of, or arising out of any loss, including, without limitation, any loss by reason of injury to person or property, caused by Landlord's or its agents' negligence or willful misconduct. Landlord shall indemnify an hold Tenant, its agents and employees harmless from and against any and all claims and liability arising from any breach or default by Landlord in the performance of any obligation of Landlord under this Lease or arising from the negligence or willful misconduct of Landlord, its agents, employees, or visitors. Tenant shall not be liable to Landlord for any negligence or act of any occupant or invitee of any owner or occupant of any property adjoining the Building or Premises other than Tenant, its agents and employees. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Landlord, upon Tenant's request, will at Landlord's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by the insurer whose policy covers the occurrence or by counsel designated by Landlord and approved by Tenant, which approval shall not be unreasonably or arbitrarily withheld, conditioned or delayed. The obligations of the Landlord shall survive any termination of the Lease.

        9.4 Waiver of Subrogation. Without limiting the obligation of Tenant and Landlord to maintain insurance which permits waiver of subrogation Landlord and Tenant hereby waive all causes of action and rights of recovery against each other, against all subtenants or assignees of Tenant, against all other tenants of the Building and their assignees and sublessees and against any other person or entity holding an interest in the Building (together, the "Affected Parties"), and against the agents, officers, and employees of the Affected Parties, for any loss occurring to the property of the Affected Parties resulting from any of the perils insured against under any and all casualty insurance policies in effect at the time of any such loss regardless of cause of origin of such loss, including the negligence of the Affected Parties or the agents, officers, or employees of the Affected Parties, to the extent of any recovery on such policies of insurance, except to the extent that any of such policies of insurance are invalidated, in whole or part, by said waiver, and so long as such policies of insurance shall contain (and Landlord and Tenant hereby agree to use their best efforts to cause such policies to contain), by endorsement or otherwise, a clause in such form or having substantially the same effect as the following: " It is hereby stipulated that this insurance shall not be invalidated in whole or in part should the insured or any of them waive in writing prior to a loss any or all rights of recovery against any person or entity for loss occurring to the property described herein." Any self-insurance by Tenant shall be deemed to include such waiver of subrogation against the Affected Parties. The obligation of Landlord to use its best efforts to cause such policies to contain the above-described clause shall not obligate Landlord to obtain such insurance from insurance companies unacceptable to Landlord nor to incur premium charges therefor which exceed one hundred ten percent (110%) of the premium charges for such insurance which does not include such a clause. The obligation of Tenant to use its best efforts to cause such policies to contain the above-described clause shall not obligate Tenant to obtain such insurance for the benefit of the Affected Parties other than Landlord from insurance companies unacceptable to Tenant nor to incur premium charges therefor which exceed one hundred ten percent (110%) of the premium charges for such insurance which does not include such a clause benefiting the Affected Parties other than Landlord. Landlord shall promptly notify Tenant in writing if such policies of Landlord do not contain the above-described clause. Tenant shall promptly notify Landlord in writing if such policies of Tenant do not contain the above-described clause, and in such event, Landlord shall promptly endeavor to notify the other Affected Parties of such event. This
Section 9.4 is not meant to provide a waiver of claims or amount over and above the insurance limits provided herein.

     10. DAMAGE OR DESTRUCTION

         10.1 Repair of Damage. If the Premises or the Building are damaged or destroyed by fire or other casualty covered by the usual form of fire and extended coverage, Landlord shall commence repair or restoration within sixty
(60) days of such damage or destruction and shall diligently pursue such repair and restoration to completion unless this Lease is terminated as provided herein. Landlord shall pay the cost of repair to any damage or destruction of the Building or the Premises. Tenant shall pay the reasonable cost of repair of any damage or destruction of the Building caused by the negligence or willful misconduct of Tenant, its employees, agents, or visitors. Tenant shall vacate such portion of the Premises as Landlord reasonably requires to enable Landlord to repair the Premises or Building.

         10.2 Abatement. If the Premises are damaged or destroyed by fire or other casualty not caused by the negligence or willful misconduct of Tenant, its agents, employees, or visitors, the Rent shall abate until such damage or destruction is repaired in proportion to the reduction of the area of the Premises usable by Tenant. Except as specifically provided in this Lease, this Lease shall not terminate, Tenant shall not be released from any of its obligations under this Lease, the rent and other expenses payable by Tenant under this Lease shall not abate and Landlord shall have no liability to Tenant for any damage or destruction to the Premises or the Building of any inconvenience or injury to Tenant by reason of any maintenance, repairs, alterations, decoration, additions, or improvements to the Premises or the Building.

         10.3 Termination by Landlord. If the Building is damaged or destroyed, Landlord shall have the option to terminate this Lease within sixty (60) days of such damage if Landlord reasonably determines that the cost of repair to the Building exceeds thirty percent (30%) of the value of the Building exclusive of the land prior to such damage. If the Premises are damaged or destroyed, Landlord shall have the option to terminate the term of this Lease within sixty
(60) days of the date of such damage or destruction if the cost of repair of the Premises, as reasonably determined by Landlord, exceeds the insurance proceeds estimated by Landlord to be payable to Landlord for such damage or destruction, unless the Tenant agrees in writing to pay any cost of repairs of the Premises in excess of such insurance proceeds within fifteen (15) days of receipt by Tenant of written notice from Landlord of its intention to terminate this Lease pursuant to this sentence. If such repairs to the Premises or the Building take more than one hundred eighty (180) days and adversely affect Tenant's use of the Premises, then Tenant shall have the option to terminate this Lease upon written notice to Landlord.

         10.4 End of Term. Landlord shall not have any obligation to repair, reconstruct or restore the Premises during the last twelve (12) months of the term of this Lease or any extension thereof, as a result of any damage to the Premises if the cost of any such repair, reconstruction, or restoration as reasonably estimated by the Landlord exceeds the then Monthly Rental. If Landlord elects not to repair the Premises of the Building pursuant to this
Section 10.4, Tenant may elect to terminate this Lease within thirty (30) days of receipt of Landlord's notification of its election not to repair pursuant to this Section 10.4. If Tenant elects to terminate this Lease as provided in this Section, this Lease shall terminate thirty (30) days following the election by Tenant to terminate this Lease. If Tenant does not elect to terminate this Lease in such thirty (30) day period, the rent and other expenses payable by Tenant shall not abate, Landlord may repair the Premises at Tenant's cost and expense, and Tenant shall deposit with Landlord in advance an amount estimated by Landlord as the cost of such repair.

     11. CONDEMNATION.

         11.1 The term of this Lease shall terminate as to the portion of the Premises taken or condemned by any authority under the power of eminent domain or transferred by Landlord by agreement with such authority under threat of condemnation, with or without any condemnation action being instituted, as of date such authority requests possession of such portion of the Premises. The Monthly Rental shall be adjusted in the proportion that the square footage of the portion of the Premises taken bears to the total square footage of the Premises prior to such taking. Tenant shall not be entitled to any compensation, allowance, claim, or onset of any kind against the Landlord or any condemning authority, as damages or otherwise, by reason of being deprived of the Premises or by the termination of this Lease, except that Tenant shall be entitled to such portion of any separate award for any improvements to the Premises paid for by Tenant in an amount not to exceed the unamortized cost of such improvements with such costs amortized over the term of this Lease, without reference to any unexercised options, and the cost of Tenant's moving expenses and the loss of business of Tenant. Any portion of the Building other than the Premises taken by eminent domain or dedicated to public use shall upon such taking or dedication be excluded from the area over which Tenant is granted rights hereunder, and this Lease shall continue in full force and effect without any reduction in rental. If such taking by eminent domain materially disrupts Tenant's use of the Premises, Tenant shall have the option to terminate this Lease upon written notice to Landlord.

     12. ASSIGNMENT AND SUBLETTING

         12.1 Consent Required. Tenant shall deliver to Landlord, promptly following execution, an executed copy of any assignment, sublease, or agreement relating to the Premises, regardless of whether or not such assignment, sublease, or agreement is permitted by this Lease or requires Landlord's consent. Except as hereinafter provided Tenant shall not assign, sublease or otherwise transfer by operation of law or otherwise this Lease or any interest herein without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned, or delayed. If Tenant desires at any time to assign or otherwise transfer this Lease or sublease all or a portion of the Premises under circumstances where Landlord's consent is required, it shall first notify Landlord of its desire to do so and shall submit in writing to
Landlord: (i) the name of the proposed assignee or sublessee, (ii) the nature of the proposed assignee's or sublessee's business to be carried on in the Premises, (iii) a copy of the proposed assignment or sublease and any other agreements to be entered into concurrently with such assignment or sublease, and
(iv) such financial and other information as Landlord may reasonably request concerning the proposed assignee or sublessee. Landlord may condition its consent to any assignment or sublease on the execution by such assignee or sublessee of a written assumption by such assignee or sublessee of the obligations of Tenant under this Lease. Tenant shall pay Landlord's reasonable direct out-of-pocket expenses in reviewing such proposed assignment or sublease not to exceed $1,000. Landlord shall respond to Tenant's request to assign or sublease this Lease in a timely manner not to exceed fifteen (15) days. This Lease may not be assigned or sublet without complying with the provisions of this Section in reliance on any law relating to bankruptcy or debtor's rights generally unless adequate assurance of future performance is provided Landlord including adequate assurance of the source of rent and other expenses due under this Lease for the entire term of this Lease and unless the assignee or sublessee and the proposed use of the Premises by the assignee or sublessee are consistent with the type of other tenants in the Building and the use by such tenants of their Premises. Without sharing any rents, Tenant shall have the right to utilize portions of the Premises for the colocation of equipment of its customers (including, but not limited to other telecommunications carriers, internet service providers, and vendors), it being agreed that such colocation arrangement does not constitute an assignment or subleasing of the Premises. A collocation arrangement is an arrangement whereby an entity other than the Tenant places equipment and facilities within the Premises for use in the provision of telecommunications or information services. Tenant shall be solely responsible for such equipment including any loss or damage thereto. Notwithstanding the foregoing, Landlord's consent shall not be required and Tenant shall not be required to share any excess rent to the following: (i) an assignment of this Lease pursuant to a merger of Tenant into another entity, (ii) an assignment of this Lease pursuant to a consolidation of Tenant with another entity, (iii) an assignment of this Lease pursuant to a sale of all or substantially all of the assets of Tenant or (iv) an assignment or sublease to an entity that controls Tenant, is controlled by Tenant or is controlled by an entity that also controls Tenant. Landlord's consent shall not be considered unreasonably withheld if (i) the proposed subtenant's financial responsibility does not meet the same criteria, Landlord is then using, to select comparable Building tenants, (ii) the proposed assignee refuses to assume the obligations of the Tenant under the Lease, (iii) at the time the request is made, Tenant is in default under this Lease beyond any applicable cure period
(iv) the assignee or sublessee is an agency of a local, state or federal government or (v) the assignee or sublessee is engaged in a business that adversely affects the reputation of the Building or the other tenants use or enjoyment of the Building. Notwithstanding the foregoing, Tenant shall be permitted to assign this Lease to an affiliate without Landlord's consent. "Affiliate means any partnership, corporation or other entity in which Tenant owns a twenty percent (20%) or greater equity interest or any entity controlling, controlled by or under common control with Tenant after applying the attribution rules of Section 318 of the Internal Revenue Code.

        12.2 Prohibitions. Any sale, assignment, encumbrance or other transfer of this Lease and any subleasing or occupation of the Premises which does not comply with the provisions of this Section shall be void and shall be a default under this Lease.

        12.3 Payments to Landlord. Except as provided in this Lease, Tenant shall pay to Landlord promptly following receipt fifty percent (50%) of the amount by which all sublease rental and other payments received by Tenant from any subtenant exceeds the total of the rental or other amounts payable by Tenant pursuant to Section 4 for the portion of the Premises subleased with the rental or other amounts payable by Tenant for the Premises allocated on the basis of square footage. The provisions of this Section shall apply regardless of whether or not such assignment, subleasing or occupation is made in compliance with the terms of this Lease. Any payments made to Landlord pursuant to this Section, or Landlord's acceptance or endorsement thereof, shall not constitute a consent to any assignment, subleasing or occupation or cure any default under this Lease.

        12.4 No Release. Any sale, assignment, encumbrance, subleasing, occupation or other transfer shall not release Tenant from any of Tenant's obligations hereunder or if the Landlord's consent is given be deemed to be a consent to any subsequent assignment, subleasing or occupation. The collection or acceptance of rent or other payment by Landlord from any person other than Tenant shall not be deemed the acceptance of any assignee or subtenant as the Tenant hereunder or a release of Tenant from any obligation under this Lease. If any assignee, sublessee or successor of Tenant defaults in the performance of any obligation under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against such assignee, sublessees or successors.

        12.5 Additional Tenant Rights. Landlord acknowledges and agrees that, notwithstanding anything to the contrary contained in this Lease:

        (a) Tenant shall be permitted to pledge, mortgage, hypothecate or otherwise grant a lien, security interest or collateral assignment (whether pursuant to a security agreement, deed of trust, collateral assignment, mortgage or other instrument) (a "Lien") in and to all right, title and interest of Tenant in and to this Lease, including, without limitation, the right to occupy the Premises pursuant to the terms hereof, to Northern Telecom, Inc. (individually and/or as agent for itself and other lenders) and its successors and assigns or any refinancing or replacement lender (hereinafter collectively called

"Lenders") in connection with certain debt financing to Tenant or to any of its affiliates as security for such debt financing.

        (b) Provided that no default has occurred that is then outstanding, beyond the applicable cure period therefore (as such cure period may be extended pursuant to Subsection C below), Lender shall be permitted to foreclose upon any such Lien (or accept an assignment in lieu of foreclosure) and transfer and assign all right, title and interest to Tenant in and to this Lease pursuant to or subsequent to such foreclosure and, in the event of any such foreclosure, transfer or assignment, and provided (i) Lender or its successor-in-interest expressly assumes in writing and agrees to perform each of Tenant's covenants, duties and obligations which will arise and accrue from and after the date of such foreclosure, transfer or assignment and (ii) if the Lender or successor-in-interest is an entity other than Northern Telecom, Inc. the same has been approved by Landlord, which approval shall not be unreasonably withheld, Landlord agrees that it will recognize Lender of its successor-in-interest as the successor-in-interest to Tenant under this Lease as if Lender or its successor-in-interest (as applicable) were Tenant under this Lease.

        (c) Within ten (10) business days after written request by Tenant, Landlord will execute and deliver in favor of Lender an estoppel certificate or other instrument in form reasonably acceptable to Landlord and such Lender pursuant to which Landlord will (i) confirm the existence, validity and binding effect of this Lease, (ii) confirm that Landlord is the owner and holder of this Lease, (iii) confirm that, to Landlord's current, actual knowledge, no monetary default and no other default has occurred under the terms of this Lease (or specifying any defaults which have occurred, which are continuing and of which Landlord is currently, actually aware), (iv) agree to provide Lender a copy of any notice of default delivered to Tenant hereunder, and (v) agree that, prior to any termination of this Lease as a result of a default of Tenant hereunder, Landlord will provide written notice of such default to Lender at its principal office in Richardson, Texas to the attention of Charles M. Helm and afford Lender a period of not less than thirty (30) days within which to cure such default.

        (d) Landlord hereby agrees that all property of Tenant now and hereafter located on the Premises shall be and remain personal property of Tenant notwithstanding the manner in which such property shall be attached or affixed to the Premises. Landlord hereby further agrees that, notwithstanding the order of perfection or priority of any security interest or lien under applicable law, any security interest or lien for rent or similar charges or other indebtedness, liabilities or obligations owing to Landlord under or in connection with the Lease, whether arising by operation of law or otherwise, whether now existing or hereafter arising, and each and every right which Landlord now has or hereafter may have, either to levy or distrain upon any property of Tenant or any interest therein ("Lender's Collateral") or to claim or assert title to Lender's Collateral, or make any other claim against Lender's Collateral, whether under the Lease or the laws of the State in which the Premises are located whether by reason of a default under the Lease or otherwise, expressly is hereby made and shall be subject and subordinate in every respect to any security interest or lien of other right, title of interest of Lender in Lender's Collateral, no matter when acquired. During the term of this Lease and for sixty (60) days following the termination thereof, Lender and its agents and legal representatives, without any liability or accountability whatsoever to Landlord (except for damages, if any, to the Premises caused thereby and the obligation to pay rental, both as provided hereinbelow), (a) may remove any or all of Lender's Collateral located at the Premises from the Premises (i) whenever Lender, in its sole discretion, believes such removal is necessary to protect Lender's interests in Lender's Collateral or (ii) whenever Lender shall seek to sell or foreclose upon Lender's Collateral; and (b) shall have access to the Premises and Lender's Collateral at all times. Landlord grants to Lender a license to enter onto the Premises and consents and agrees that Lender and/or its representatives of agents may at any time during the term of this Lease and for sixty (60) days following the termination thereof, enter onto the Premises to inspect Lender's Collateral, to take possession of Lender's Collateral and to remove any or all of Lender's Collateral from the Premises or exhibit for sale and/or conduct one or more sales of Lender's Collateral on the Premises, and Landlord will not in any manner hinder, interfere or prevent any of the foregoing.

Lender agrees to repair any damage caused by Lender or its agents or representatives as a direct result of any such removal of Lender's Collateral from the Premises by Lender or its agents or representatives. During any possession and occupancy of the Premises by Lender, Lender's obligation to Landlord shall include only the obligation to pay the rental that accrues during such period of possession and occupancy if and to the extent that Tenant has not paid such rental. Lender shall have no obligation to cure any defaults of Tenant under the Lease, however Landlord shall not be precluded from exercising its remedies in the event of default. If at any time, from time to time, Landlord ever comes into possession or control of any proceeds of any of Lender's Collateral, such proceeds shall be held by Landlord for the benefit of Lender, to the extent of its interest therein, and the same shall forthwith be paid and delivered to Lender.

         (e) Landlord shall, upon request by Tenant, deliver to Lender a subordination agreement executed by Landlord consistent with clause (d) and otherwise in a form reasonably acceptable to Lender and to Landlord.

     13. DEFAULT AND REMEDIES.

         13.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default: (i) the failure by Tenant to make any payment of rent or any other payments required to be made by Tenant under this Lease when due if such failure continues for ten (10) days after written notice by Landlord to Tenant of such failure; (ii) the failure by Tenant to observe or perform any of the provisions of this Lease to be observed or performed by the Tenant if such failure continues for a period of thirty (30) days after written notice by Landlord to Tenant of such failure, or such other period if this Lease specifically provides a different period for a particular failure, after written notice by Landlord to Tenant of such failure, provided, however, that with respect to any failure which cannot reasonably be cured within thirty (30) days, an Event of Default shall not be considered to have occurred if Tenant commences to cure such failure within such thirty (30) day period and continues to proceed diligently with the cure of such failure; (iii) the making of any general assignment or general arrangement for the benefit of creditors by Tenant, or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under bankruptcy law or law affecting creditor's rights unless, in the case of a petition filed against Tenant, such petition is dismissed within ninety (90) days; the appointment of a trustee or a receiver to take possession of the Premises where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days; or (iv) Tenant transfers or agrees to transfer this Lease or possession of all or any portion of the Premises without Landlord's prior written consent unless Landlord's consent is not required per the terms of this Lease.

         13.2 Remedies. On the occurrence of an Event of Default, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy, which Landlord may have by reason of such default or breach, do the following:

         (i) Landlord may elect to continue the term of this Lease in full force and effect and not terminate Tenant's right to possession of the Premises, in which event, Landlord shall have the right to enforce any rights and remedies granted by this Lease or by law against Tenant, including, without limitation, the right to collect when due rental or other sums payable hereunder. Landlord shall not be deemed to have elected to terminate this Lease unless Landlord gives Tenant written notice of such election to terminate. Landlord's acts of maintenance or preservation of the Premises or efforts to relet the Premises shall not terminate this Lease.

         (ii) Landlord may elect by written notice to Tenant to terminate this Lease at any time after the occurrence of an Event of Default, and in such event Landlord may, at Landlord's option, declare this Lease and Tenant's right to possession of the Premises terminated, re-enter the Premises, remove Tenant's non-telecommunications related property therefrom and store it for Tenant's account in a commercially reasonable manner and a location in which is disclosed in writing to Tenant and at Tenant's expense (but Landlord shall not be required to effect such removal), all such expenses for removal and storage shall constitute additional rent due hereunder whether or not this Lease is terminated, eject all persons from the Premises and recover damages from Tenant as hereinafter provided. Any such re-entry shall be permitted by Tenant without hindrance. Landlord shall not thereby be liable in damages for such re-entry or be guilty of trespass, forcible entry or unlawful detainer for such re-entry. If Landlord elects to so terminate this Lease and Tenant's right to possession or if this Lease and Tenant's right to possession are terminated by operation of law, such termination shall cancel all Tenant's options, if any, to extend or renew the term of this Lease.

        (iii) Landlord may notify any subtenant of the Premises of the existence of an Event of Default by Tenant in writing and thereafter all rent or other amounts due from any subtenant of the Premises shall be paid to Landlord and Landlord shall apply such rent or other amounts in payment of the amounts due from Tenant under this Lease. The delivery of such notice to any subtenant and the collection of such rent or other amounts by Landlord shall not terminate this Lease.

        13.3 Damages on Termination. At Landlord's election and upon the occurrence of an event of default by Tenant, Landlord may recover damages from Tenant in addition to all other remedies available, but without duplication by any other means for collection of base rent reserved hereunder, an amount equal to the present value, discounted by the then current discount rate at the Federal Reserve Bank of Richmond, of the difference between the rent or other sums payable by Tenant to Landlord for the term of this Lease after the date of termination, as if this Lease were still in effect, and the reasonable rental value of the Premises for such period as proved by Tenant, so long as such rental value is less than the rental amount set forth in this Lease, or any renewal thereof. On termination of this Lease by reason of Tenant's breach, Landlord may also recover as damages from Tenant all of the rent or other sums payable by Tenant pursuant to this Lease after the date of termination, as if this Lease were still in effect, until such time as Landlord has re-leased the entire Premises, reduced by any rent or other payments which Landlord receives for the use of any portion of the Premises prior to re-leasing the entire Premises. On termination of this Lease by occurrence of an Event of Default, Landlord may also recover as damages from Tenant that portion of any leasing commissions paid or payable by Landlord applicable to the unexpired term of this Lease and all reasonable costs incurred in re-leasing the Premises including advertising costs, the costs of refurbishment and alterations of the Premises and the cost of any concessions which the Landlord gives to re-lease the Premises. If Landlord re-leases the Premises following a termination by occurrence of an Event of Default, the rent charged by Landlord on such re-leasing shall be deemed to be the rental value of the Premises for the purpose of calculation of the damages which Landlord may recover from Tenant and Landlord shall use its best efforts to mitigate damages.

        13.4 Late Charge. If Tenant fails to make any payment of rent, expenses or other amounts required of Tenant under this Lease within ten (10) days of the date such amount is due as set forth in this Lease, then, in addition to any other amounts recoverable by Landlord hereunder, Tenant shall pay Landlord a late charge in an amount equal to $0.05 for each dollar past due. Notwithstanding the foregoing, if Tenant fails, on two (2) separate occasions within any twelve (12) month period, to make any payment of rent, expenses or other amounts required of Tenant under this Lease within ten (10) days of the date each such payment is due, then for the remainder of the Lease Term, Tenant shall pay a late charge in an amount equal to $0.05 for each dollar past due if Tenant thereafter fails to pay any payment of rent or other amount required under this Lease promptly when due. Such late charge shall be due notwithstanding the fact that no notice is given by Landlord to Tenant of such failure to pay. The late charge provided in this Section shall be the sole damages which Landlord may recover from Tenant for the delay by Tenant in making any payment within ten (10) days from the date such payment is due until thirty
(30) days after the date such payment is due, but this Section shall not limit Landlord's right to recover any other amount due pursuant to this Lease, Landlord's damages equivalent to the amount of the rent or other payments if this Lease is terminated, Landlord's damages or costs for Tenant's failure to pay for a period beyond thirty (30) days from the date such payment is due, Landlord's reasonable cost and expense in connection with any litigation and Landlord's right to any other remedy such as terminating this Lease, recovering possession of the Premises or injunctive relief, which remedies shall be governed by Sections 13.2 and 13.3 of this Lease.

         13.5 Past Due Obligations. All amounts which Tenant is obligated to pay Landlord pursuant to this Lease or when due shall bear interest at twelve (12%) per annum from the due date until paid, unless otherwise specifically provided herein. If a late charge is due with respect to such amount pursuant to Section 13.4, such interest shall commence to accrue thirty (30) days following the date such amount is due. The payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         13.6 Non-Exclusive Remedies. The remedies of Landlord set forth in this
Section 13 shall not be exclusive, but shall be cumulative and in addition to all rights and remedies now or hereafter provided or allowed by law or equity, including, but not limited to, the right of Landlord to seek and obtain an injunction and the right of Landlord to damages in addition to those specified herein, except that the provisions of Section 13.4 shall limit Landlord's right to damages as specified therein. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law if Tenant is evicted or dispossessed for any cause or if Landlord obtains possession of the Premises by reason of the breach by Tenant of any of its obligations under this Lease. Except as provided in this Lease, either party hereby expressly any right which either party may have to a jury trial in connection with any such legal proceedings.

         13.7 General Landlord Cure Provision. In the event Tenant defaults in the performance of any of the terms, covenants, or conditions of this Lease, or fails to comply with any of the laws, statutes, ordinances, rules, orders, regulations or requirements of any governmental authority, then in such case Landlord shall have the immediate right, in addition to all rights and remedies outlined in this Section 13, to cure such default or noncompliance for the account of and at the cost and expense of Tenant, and the full amount so expended by Landlord, so long as reasonably incurred, plus interest at the rate of twelve percent (12%) per annum thereon, shall immediately be due and owing by Tenant to Landlord as additional rent hereunder.

     14. ADDITIONAL RIGHTS OF LANDLORD.

         14.1 Entry by Landlord. Landlord and its agents and employees shall have the right to enter the Premises at all reasonable times, upon twenty-four
(24) hours prior written notice and accompanied by a representative of Tenant, unless in case of an emergency situation, to examine the same, to make such maintenance and repairs of the Premises and such maintenance, repairs, alterations, decorations, additions and improvements to other portions of the Building as Landlord is required under this Lease and to show the Premises at reasonable times to prospective tenants during the last six (6) months of the term of this Lease. Landlord may erect, use and maintain pipes and conduits in and through the Premises provided such pipes and conduits do not detract from the appearance of the Premises and do not adversely interfere with Tenant's operations. Notwithstanding the foregoing, Landlord understands that as a condition of Tenant's operations, Tenant requires a "dry environment" and that any pipes or conduits located within the Premises (other than those presently existing and those that may be located in the telecommunication closets) be free of any liquids or, if containing liquids, be so designed, located, and installed as to minimize the likelihood of jeopardizing Tenant's operations. Landlord shall thus consult with Tenant prior to erecting any pipes which are to contain liquid and shall coordinate with Tenant to ensure that the erection of such pipes does not in any way jeopardize Tenant's operations. Landlord shall take reasonable precautions to minimize the disruption to Tenant of any entry to the Premises by Landlord as provided in this Section.

        14.2 Building Planning. Intentionally Omitted

        14.3 Transfer by Landlord. Landlord may transfer its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time. The obligations of Landlord pursuant to this Lease shall be binding upon Landlord and its successors only during their respective period of ownership except that Landlord and its successors shall be relieved of their obligation to refund security deposits and other funds to Tenant which they have received from Tenant or a predecessor Landlord only to the extent they transfer such amounts to their respective transferees. In addition, Landlord may lease any portion of the Building to others on such terms and for such purposes as Landlord considers appropriate and. may terminate or modify leases with others for any portion of the Building without any obligation to Tenant and without relieving Tenant of any obligation under this Lease, so long as such actions do not materially impact Tenant.

        14.4 Landlord's Default. In the event Landlord fails to observe and perform any covenant or obligation required to be observed or performed by Landlord under the Lease or this Addendum and such failure of performance continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within such thirty (30) day period and Landlord shall fail within such period to commence and diligently pursue the curing of such failure), Tenant may undertake all reasonable action to cure Landlord's failure of performance and Landlord agrees to reimburse Tenant for all reasonable sums expended or reasonable obligations incurred by Tenant in connection therewith (including reasonable attorney's fees). In the event Landlord is in default of the Lease and in the event of an emergency situation, Tenant shall have the right, upon reasonable verbal or written notice to Landlord, to undertake all reasonable action to immediately cure Landlord's default and Landlord agrees to reimburse Tenant for all reasonable sums expended or reasonable obligations incurred by Tenant in connection therewith (including reasonable attorney's fees). Landlord shall not be liable to Tenant if Landlord is unable to fulfill any of its obligations under this Lease if Landlord is prevented, delayed or curtailed from so doing by reason of any cause beyond Landlord's reasonable control. Tenant shall further be permitted to terminate this Lease without any charge or penalty in the case of repeated breach of this Lease by Landlord provided Landlord must default at least twice in any given twelve (12) month period, which is not cured within the cure period provided in Section 14.4 if the breach has a material adverse effect upon the Tenant's ability to conduct its business on the Premises, or four (4) times over the term of the Lease for such termination right to apply. Any notice to Landlord by Tenant of Landlord's default under this Lease shall also be concurrently provided by registered or certified mail, to any holder of a mortgage or similar security instrument covering the Premises, whose address shall have been furnished to Tenant ("Mortgagee Notice"). The Mortgagee's Notice shall offer such mortgagee an opportunity to cure the default concurrent with that of Landlord.

        14.5 Subordination. Landlord warrants and represents to Tenant that there are no underlying leases, mortgages and deeds of trust which presently affect the Building or any part of the Building. This Lease may, at the option of Landlord, be subordinate to any ground or underlying leases, mortgages, deeds of trust or other lien which may hereafter affect the Building or any part thereof and Tenant will execute and deliver upon the demand of Landlord from time to time reasonable instruments desired by Landlord, subordinating, in the manner requested by Landlord, this Lease to such lease, mortgage, deed of trust or other lien, provided the holder of such lease, mortgage, deed of trust or lien agrees that in the event of termination of such lease or foreclosure of such mortgage, deed of trust or lien, any successor to any interest of Landlord in the Building will not disturb Tenant's possession of the Premises if Tenant attorns to such successor as Landlord and otherwise performs its obligations under this Lease. Tenant agrees that Tenant shall attorn to any Landlord under any ground lease affecting the Building in the event of the termination or cancellation of such ground lease or to any purchaser upon foreclosure or sale pursuant to any lien. Landlord may from time to time grant or declare such restrictions or covenants as may be reasonably required by Landlord or adopt and record such parcel maps, subdivision maps or condominium plans as may be reasonably required by Landlord relating to all or any portion of the Building and the provisions of all such documents shall be senior to this Lease and Tenant shall sign any of such documents upon receipt of Landlord provided such documents do not interfere with the use of the Premises by Tenant as permitted by this Lease or conflict with the provisions of this Lease. Tenant acknowledges the right of the holder of any first mortgage or other first security interest in all or any part of the Building to subordinate its first mortgage or other first security interest either in whole or in part to this Lease. Tenant agrees at any time, and from time to time, upon not less than fifteen (15) days notice, to execute, acknowledge and deliver to such holder the Tenant's agreement to such subordination in such form as such holder may reasonably require. Without limiting the generality of the foregoing, the form of subordination of the first mortgage or other first security interest may provide that it does not affect, is not applicable to, and expressly excludes the following: (i) the prior right, claim and lien of the first mortgage or first security interest in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Building, and to the right of disposition thereof in accordance with the provisions of the first mortgage or first security interest; (ii) the prior right, claim and lien of the first mortgage or first security interest in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Building, or any part thereof, and as to the right of disposition thereof in accordance with the terms of the first mortgage or first security interest; and
(iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the first mortgage or first security interest and the execution of this Lease, or any lien or judgment which may arise at any time under the terms of this Lease.

        14.6 Lender's Rights. On receipt of written request from Landlord, Tenant shall enter into a written agreement with Landlord and any ground lessor or any holder of any encumbrance on the Building in a form reasonably satisfactory to such ground lessor or holder which provides, among other things, as follows: (i) Tenant shall attorn to such ground lessor or encumbrances on termination of its ground lease or foreclosure of its encumbrance; (ii) without the written approval of such ground lessor or encumbrances, Tenant shall not make any payments to Landlord more than thirty (30) days prior to the date such payment is due pursuant to this Lease, Tenant shall not subordinate its interest in this Lease to any subsequent ground lease or encumbrance, and Landlord may not terminate this Lease or modify this Lease and; (iii) any subordination, termination or modification in violation of such agreement shall be invalid. Notwithstanding anything contained in this Lease to the contrary, Tenant shall be obligated to subordinate its interest under the Lease to any ground lessor or any lien or encumbrance which may hereafter be placed on, against or affecting the Premises only it; and on the condition that, Landlord shall provide Tenant with a non-disturbance agreement in favor of Tenant from such ground lessor or the holder of such or lien or encumbrance in a form reasonably approved by Tenant. Upon the Commencement Date, there exists no lender or ground lessor of the Building.

        14.7 Estoppel Certificate. Tenant shall upon fifteen (15) days written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modifications and certifying that this Lease as so modified is in full force and effect; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed; (iii) setting forth the date of commencement of rents and the date of expiration of the term of this Lease and setting forth any options of Tenant to extend the term of this Lease, the nature of such options and whether any such options have been exercised by Tenant; and (iv) stating the amount of security deposit made by Tenant to Landlord and amount and period covered by any prepayments of rents or other charges by Tenant. Any such statement may be relied upon by any then existing or prospective lessor, purchaser or encumbrances of all or any portion of the real property of which the Premises are a part.

        14.8 Financial Information. From time to time from the date of execution of this Lease through the term of this Lease, but not more than once per year, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement generated in Tenant's usual course of business, and such statement shall be prepared in accordance with generally accepted accounting principles, consistently applied, and if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     15. MISCELLANEOUS.

        15.1 Brokers. Tenant represents and warrants to Landlord that it has not had dealings with any broker or finder other than as listed in Section 1.14 hereof in locating the Premises and that it knows of no other person who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord harmless from and against any and all claims, liabilities and expenses that Landlord may incur should such representation and warranty be incorrect. Landlord agrees to indemnify and hold Tenant harmless from any claims or liability to any broker or other person arising out of or relating to any agreement by Landlord to pay a brokerage commission, finder's fee or like payment to such broker or such person relating to the leasing of the Premises; provided, however, that Landlord shall not be obligated to Tenant for any claims or liability to any broker or other person with whom Tenant has dealing concerning the Building whose identity Tenant has failed to disclose to Landlord as required by this Section 15.1.

        15.2 Holding Over. If Tenant, without Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease, except that (a) the Monthly Rental during such tenancy shall be payable at one hundred fifty (150%) of the Monthly Rental for the last month of the term, and (b) all options and rights of first refusal, if any, granted under the term of this Lease shall be terminated and be of no further effect during such month-to-month tenancy.

        15.3 Performance. All payments to be made under this Lease shall be made without prior legal notice or demand unless otherwise provided herein, in legal currency of the United States of America. Time is hereby made of the essence of each and every one and all of the terms, covenants and conditions to be kept, observed or performed under this Lease.

        15.4 Notices. Any notices required or permitted to be given under this Lease shall be in writing and may be delivered personally or by certified mail to the Landlord at the address set forth in Section 1.1 and to Tenant at the address set forth in Section 1.2. A copy of any notice to Landlord shall also be mailed to MURDOCK MANAGEMENT COMPANY, 575 SOUTH CHARLES STREET, BALTIMORE, MARYLAND 21201, and to such other parties as such addresses as Landlord requests in writing. Any notice given by mail shall be deemed received two (2) business days following the date such notice and the required copies are mailed as provided in this Section. Either party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above. Any notice required by this Lease shall be deemed to constitute the notice required by the laws of the State set forth in Section
1.14 above.

        15.5 Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation or other legal entity may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Premises or any interest in such fee estate without the prior written consent of the holders of any mortgages or similar security instruments covering the leased Premises.

        15.6 Termination. On termination of the Lease, Tenant shall execute and deliver to Landlord immediately upon Landlord's request a quitclaim deed in recordable form transferring to Landlord any interest of Tenant in the Premises.

        15.7 Applicable Laws. This Lease shall be governed by and construed in accordance with the laws of the State set forth in Section 1.14 above.

        15.8 Professional Fees. If Tenant or Landlord brings any action for any damages or other relief against the other or for a declaration or determination of any matter relating to this Lease, including a suit by Landlord for the recovery of rent or other payments from Tenant or for possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorneys', architects', engineers', brokers' and other professionals' fees in such suit, and such obligation shall be incurred on commencement of any action whether or not such action is prosecuted to judgment or final determination.

        15.9 Modification. This Lease and any other written agreements dated as of the date of this Lease contain all of the terms and conditions agreed upon by the Landlord and Tenant with respect to the Premises and the Building. All prior negotiation correspondence and agreements are superseded by this Lease and any other contemporaneous documents. No officer or employee of any party has any authority to make any representation or promise not contained in this Lease and other contemporaneous documents, and each of the parties hereto agrees that it has not executed this Lease in reliance upon any representation or promise not set forth in this Lease or such contemporaneous documents. This Lease may not be modified or changed except by written instrument signed by Landlord and Tenant.

        15.10 Relationship of Parties. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, other than the relationship of Landlord and Tenant.

        15.11 Waiver and Waiver of Jury Trial. The acceptance of rent or other payments by Landlord, or the endorsement or statement on any check or any letter accompanying any check or other payment shall not be deemed an accord or satisfaction or a waiver of any obligation of Tenant regardless of whether or not Landlord had knowledge of any breach of such obligation. Failure to insist on compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions nor shall any waiver or relinquishment of any right or power hereunder, at any one time or more times, be deemed a waiver or relinquishment of such rights and powers at any other time or times or under any other circumstance(s). Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly, arising out of or with respect to this Lease.

        15.12 Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Lease or the applications of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        15.13 Interpretations. Any uncertainty or ambiguity existing herein shall not be interpreted against either party because such party prepared any portion of this Lease, but shall be interpreted according to the application of rules of interpretation of contracts generally.

        15.14 Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, representatives, successors and assigns.

        15.15 Tenant as Partnership. If a partnership or more than one legal person executes this Lease as Tenant, (i) each partner is jointly and severally liable for keeping, observing and performing all the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (i) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, including but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons constituting Tenant with the same force and effect as if each and all of them have so acted or so given or received such notice or refund or so signed. Termination of Tenant, if a partnership, shall be deemed to be an assignment jointly to all of the partners, who shall thereafter be subject to the terms of this Lease is if each and all such former partners had initially signed this Lease as individuals.

        15.16 Tenant as Corporation. If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with the By-Laws of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

        15.17 Recordation. Tenant covenants that it will not, without Landlord's prior written consent, record this Lease or offer this Lease for recordation. If at any time, Landlord or any mortgagee of Landlord's interest in the Leased Premises shall require the recordation of this Lease, such recordation shall be at Landlord's expense. If at any time Tenant shall require the recordation of this Lease, such recordation shall be at Tenant's expense. If the recordation of this Lease shall be required by any valid governmental order or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease, Tenant will execute such acknowledgments as may be necessary to effect such recordation, and pay, upon request of Landlord, one-half (1/2) of all recording fees, transfer taxes and documentary stamp taxes payable on or in connection with this Lease or such recordation.

        15.18 Exhibits. All exhibits, riders and schedules, if any, attached hereto shall be deemed a part of this Lease.

        15.19.1. ADA Compliance and Environmental Matters.

        (a) Landlord warrants and represents to Tenant that to the best of the Landlord's knowledge, the base Building (and the Premises saving and excepting the Tenant's Work) comply with the requirements of all applicable laws, codes and ordinances, including the Americans With Disabilities Act (the "ADA"). Landlord further warrants and represents to Tenant that to the best of the Landlord's knowledge (a) any use, storage, treatment, or transportation of Hazardous Substances (as defined below) which has occurred in or on the Building prior to the date hereof has been in compliance with all applicable federal, state, and local laws, regulations, and ordinances, and (b) no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred in, on, or under the Building, and the Building and Premises is free of Hazardous Substances (other than those normally kept by owners and tenants of similar buildings and used in compliance with applicable Hazardous Substances laws) as of the date hereof. As used in this Lease, "Hazardous Substances" means any asbestos and any hazardous or toxic substance, material, or waste that is or becomes regulated by any local governmental authority, the State of Maryland, or the United States Government. The term "Hazardous Substance" includes, without limitation, any material or substance that is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as amended and the regulations issued thereunder, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section
6903), as amended and the
regulations issued thereunder, or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601), as amended and the regulations issued thereunder.

        (b) Tenant shall ensure that the Tenant's Work as well as all future alterations to the Premises made by Tenant complies with all applicable laws, codes and ordinances, including the ADA. Tenant shall comply with all environmental laws in its use and operation of the Premises. Except for batteries and diesel fuel, Tenant shall not cause any Hazardous Substances to be used, collected, generated, stored, or disposed of on, under, or about, or transported to or from, the Premises or Building (collectively, the "Hazardous Substances Activities"), without first giving Landlord written notice of such Hazardous Substances Activities, and then only in compliance (which shall be at Tenant's sole cost and expense) with all applicable laws, rules, ordinances, statutes, regulations, and requirements and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Substances Activities by Tenant, Tenant's employees, agents, contractors, licensees, invitees, or guests. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord and its agents and others claiming any interest in the Premises by, through, or under Landlord, harmless from any claims, losses, expenses, damages, costs, and liabilities arising out of Tenant's Hazardous Substances Activities on, under, or about the Premises. Landlord and its agents and others claiming any interest in the Premises by, through, or under Landlord, shall not be liable to Tenant regardless of whether Landlord has approved Tenant's Hazard Substances Activities.

        15.19.2 Antennae/Satellite Dish. Subject to local, state and federal regulations, Tenant will have the non-exclusive right to install on the roof of the Building for Tenant's use only and at no additional rental cost, satellites, antennae and other receiving and transmitting equipment, together with self-supporting communications towers and related equipment provided the area occupied by the same does not exceed, in the aggregate, 100 square feet, at no additional rental cost to Tenant. All such installations will be in a good and workmanlike manner and at Tenant's sole cost and expense and Tenant will maintain the same in compliance with all local, state and federal laws and regulations and Landlord's reasonable insurance requirements. Landlord will have the right to approve all proposed roof installations (including the locations thereof and the plans and specifications therefore), such approval shall not be unreasonably withheld, conditioned, or delayed. All conduit locations and installation methods will be subject to Landlord's prior written approval, such approval shall not be unreasonably withheld, conditioned, or delayed. Tenant's equipment shall not interfere with the use or operation of any other satellite dishes, antennae, lines or equipment installed on the roof of the Building prior to Tenant's installation.

        15.19.3 Conduits and Chases. Conduits and Risers. Subject to local, state and federal regulations, Tenant shall have the non-exclusive right at no additional rental cost to install conduits and or piping in designated risers, shown and designated on the floor plans attached hereto as Exhibit "H" and incorporated herein by this reference ("Telecommunications Master Plan"). The designated use for the conduit and the maximum allowable quantities of conduits permitted within the riser's spaces shall be as follows:

          Conduit/Service           Quantity         Size     Conduit/Pipe
          Electric                  (4)              4"       C
          Generator                 (4)              4"       C
          Grounding                 (2)              2"       C
          Controls & Alarms         (4)              1 1/2"   C
          Telephone                 (2)              4"       C
          GPS Antennae              (1)              2"       C
          HVAC Piping               (2)              6"       P
          Fuel                      (2)              1"       P
          Misc.                     (2)              1 1/2"   C/P
          Fiber Optics              (6)              4"       C

All such installations shall be in a good and workmanlike manner and at Tenant's sole cost and expense and Tenant shall maintain the same in good condition and in compliance with all local, state and federal laws and regulations and landlord's reasonable insurance requirement. Landlord shall have the right to approve all such proposed installations (including the locations thereof and plans and specifications therefore) which shall not be unreasonably withheld, conditioned or delayed. Pull boxes and junction boxes will not be permitted in the riser spaces. All cables or wires within the riser spaces shall be in conduit. Tenant shall not interfere with the use or operation of any other lines and equipment installed in the risers. Provided Tenant obtains all necessary governmental consents in connection therewith, Tenant shall also have the right to construct up to two (2) diverse (with as much separation as possible) telecommunication entrances (up to three (3) 4-inch conduits at each entrance for a total of six (6)) to the Building. Tenant shall also have the right to install up to two manholes adjacent to the Building in connection with these entrances. The construction of these entrances and manholes may include the removal and replacement of curbing and sidewalks at Tenant's expense. Any conduit installed by Tenant shall become the property of Landlord upon the expiration or sooner termination of the Lease term. Subject to Landlord's approval (i.e., such that same does not adversely impact other Tenant spaces and business operation) Tenant shall have the right to core drill during business hours. Other telecommunications providers co-located with or servicing Tenant shall have the right to use conduit and or riser space allocated to Tenant as indicated above with no additional rental cost or fee from Landlord. In addition, Tenant shall not be required to use any riser or cable management company to provide services, or interconnect, to other portions of the Building.

        15.19.4 Battery Installation. Tenant shall have the right at its sole cost to install in the Premises sealed batteries as an emergency backup for the operation of Tenant's equipment in the event of primary power failure. Such installation (including the plans and specifications therefore) shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Such installation shall be subject to Building rules and regulations and shall comply with all local, state and federal laws and regulations.

        15.19.5 Emergency Generator. Tenant shall have the right, at Tenant's sole cost and at no additional rental cost to Tenant, to install a 750KW/480 volt emergency generator at the location on the roof of the Building shown on Exhibit F (attached hereto) and a 2,000 gallon fuel tank, or a combination of tanks which do not exceed a total of 2,000 gallons, at the location in the Building shown on Exhibit G (attached hereto). All necessary fuel lines and hook-ups shall be at Tenant's expense at locations reasonably approved by Landlord. Such installation (including the plans and specifications therefore) shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and Tenant shall maintain the same in good condition and in compliance with all local, state and federal laws and regulations and Landlord's reasonable insurance requirements. Tenant shall have the right to test the emergency generator as necessary, provided Tenant takes reasonable steps to minimize any disruption to other tenants of the Building and at a time approved by the Landlord, which approval shall not be unreasonably withheld or delayed. Landlord acknowledges that testing on occasion will be required during normal business hours to account for peak telecommunications loads. Tenant shall have 24 hour, seven (7) days per week, access to Tenant's fuel tank area and generator for as long as Tenant adheres to reasonable Security requirements of the Building.

        15.19.6 Electrical Power and Electrical Grounding System. Landlord shall provide Tenant with 800-amps of electric at 480 volts, 3-phase from the Building's existing electrical distribution system. Landlord shall identify Tenant's point of connection on the Building's existing electrical distribution system, which shall consist of one 800-amp feed connection. Until such time Tenant is connected to Tenant's permanent 800-amp service, Tenant shall be permitted to use the existing 200-amp,

480-volt, 3-phase service within the Premises for construction. Once Tenant is connected to Tenant's permanent 800-amp service, the temporary 200-amp service in the Premises will shall not be available to Tenant. Tenant shall also have the right to install an electrical grounding system at a location and pursuant to plans and specifications approved by Landlord. All costs associated with the maintenance of the grounding system shall be borne by Tenant with no additional fee or markup by Landlord. If Tenant requires additional electrical capacity in the future beyond the 800-amps, Landlord agrees to use it's best efforts to accommodate Tenant to connect to the Building's 480-volt, 3-phase service located in the basement at Tenant's expense. In no event shall Landlord be held liable for the unavailability for Tenant's additional capacity on the Building's 480-volt, 3-phase service. If additional capacity is not available on the Building's 480-volt service, subject to Landlord's reasonable approval, which approval shall include the plans and specifications therefore and shall not be unreasonably withheld, conditioned, or delayed, Tenant shall have the right, at Tenant's expense to contract directly with the local power company for Tenant's additional electric requirements or connect to the Building's 13.2Kv electrical service.

        15.19.7 Air Conditioning. Subject to Landlord's reasonable approval, which approval shall include the plans and specifications therefore and shall not be unreasonably withheld, conditioned, or delayed, Tenant shall install a separate HVAC system to the Premises which shall be in lieu of the base building system currently serving the Premises at no additional rental cost to Tenant. The condensing units for Tenant's HVAC system shall be installed at the locations shown on Exhibit F. All costs associated with the operation of Tenant's HVAC systems shall be borne by Tenant. The installation shall be in a good and workmanlike manner and Tenant will maintain the same in good condition and in compliance with all local, state and federal laws and regulations and Landlord's reasonable insurance requirements. The base building HVAC ductwork shall be capped and sealed in a good and workmanlike manner. The main trunk lines including the distribution loop on Tenant's floor for the base building HVAC system located within the Premises shall not be removed or altered, however, Tenant may remove the main distribution loop on Tenant's floor provided Tenant replaces such at the end of the Lease term, or any renewal thereof.

        15.19.8 Fire Protection. Subject to Landlord's reasonable approval, which approval shall include the plans and specifications therefore and shall not be unreasonably withheld, conditioned, or delayed, Tenant shall have the right to install, at its sole cost an FM200 fire suppression system that is independent of the Building's fire suppression system and also a pre-action fire suppression system that is connected to the Building existing sprinkler system at no additional cost (both of which must be connected to the Building's five alarm system). Any system shall comply with all federal, state and local laws and regulations and Landlord's insurance underwriter requirements (i.e., designed to FM standards) and shall not reduce the efficiency or capacity of the base building fire suppression system. Tenant shall maintain the FM200 system or pre-action system in good condition, shall provide Landlord with twice yearly inspection reports, upon Landlord's request, from a sprinkler company approved by Landlord and shall provide a Landlord maintenance schedule for the system, if so requested by Landlord, that is satisfactory to Landlord prior to the Rent Commencement Date of the Lease. Tenant shall perform the scheduled maintenance of the system at Tenant's expense.

        15.19.9 Tenant's Signage. Tenant shall have the right to install signage, approximately 2' X 10' in dimension, on the upper facade of the 3-story portion of the Building (subject to applicable building and other codes relating thereto and to Landlord's approval which shall not be unreasonably withheld, delayed or conditioned). Tenant shall be listed on the lobby directory and shall have the right to install signage at the entrance to its Premises, provided the same has been approved by Landlord as aforesaid.

        15.19.10 Summary of Additional Space Outside of Premises. Landlord has agreed that Tenant may use space outside of Tenant's Premises for placement of an emergency generator (500 square feet), placement of HVAC condensing units (500 square feet), placement of fuel storage (300 square feet), and placement of antennas, dishes, and other receiving and transmitting equipment (100 square feet). The approximate total square feet outside the Premises shall be 1,400 square feet. There shall be no rental charge or other fees associated with Tenant's use of such space. All additional space outside of Tenant's Premises shall be subject to the terms and conditions of the Lease and shall be Tenant's responsibility to maintain and repair at Tenant's expense.

        15.19.11 Standard of Consent. The terms "approval of Landlord" or "approval of Property Manager" or words of similar import shall mean that such approval shall not be unreasonably withheld, conditioned or delayed. The terms "opinion or judgement of Landlord" or "opinion or judgment of Property Manager" or words of similar import shall mean that the exercise of such judgement shall be reasonable.

        IN WITNESS WHEREOF, the parties hereto hereby execute this Lease, as of the day and year first above written.

                                  LANDLORD:

WITNESS:                          MURDOCK ATRIUM LIMITED
                                  PARTNERSHIP, a Maryland Limited Partnership

/s/  Patsy H. Moser               By:    /s/  Illegible
---------------------                -------------------------------------------
                                  Title: Vice President

                                  Date:  2/19/99
                                       -----------------------------------------
                                  TENANT:

                                  NET2000 COMMUNICATIONS
                                  REAL STATE, INC.


   /s/  Illegible                 By:    /s/  Jason Karp
---------------------                -------------------------------------------
                                  Title: Jason Karp

                                  Date:  2/19/99
                                       -----------------------------------------

                           NOTICE OF LEASE TERM DATES

DATE:             June 1, 1999

TO:               Net2000 Communications Real Estate, Inc.
                  c/o Net2000 Communications, Inc.
                  8180 Greensboro Drive
                  McLean, Virginia 22102
                  Attn: Legal Department

RE: Lease dated November 1, 1998, between MURDOCK ATRIUM LIMITED PARTNERSHIP, "Landlord", and NET2000 COMMUNICATIONS REAL ESTATE, INC., "Tenant", concerning Suite 0401A, located at One Market Center, 300 West Lexington Street, Baltimore, Maryland 21201.

We wish to advise and/or confirm as follows:

        1. That Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the term of said Lease shall commence as of March 1, 1999, and terminate on August 31, 2009.

        2. That in accordance with the subject Lease, the Monthly Rental shall commence to accrue on September 1, 1999.

        3. That in accordance with the subject Lease, the Operating Expenses commenced to accrue January 1, 2000.

AGREED AND ACCEPTED:

TENANT:                                     LANDLORD:
NET2000 COMMUNICATIONS                      MURDOCK ATRIUM LIMITED PARTNERSHIP,
REAL ESTATE, INC.                           A MARYLAND LIMITED PARTNERSHIP



By:      /s/  Kathy Dickerson               By:      /s/  Illegible
   ---------------------------------           ---------------------------------

Title:   Vice President HR & Admin          Title:   Vice President
      ------------------------------              ------------------------------

WITNESS:                                    WITNESS:
            /s/  Kelly Johnson                           /s/  Patsy Moser
        ----------------------------                ----------------------------